UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2004

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381 (Commission File Number)	75-1386375 (I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas (Address of principal executive offices)	79102 (Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year,
if changed since last report)

HASTINGS ENTERTAINMENT, INC.

Item 5. Other Events

Part I. Disclosure of Financial Estimates

In conjunction with presentations to certain broker/dealers, Hastings Entertainment, Inc. furnishes the following information:

•	Fiscal year 2003 estimated total revenues will be approximately $511.0 million.

•	Fiscal year 2003 estimated pre-tax net income will be approximately $6.0 million, which is in line with our guidance provided in a press release dated November 24, 2003.

•	Fiscal year 2003 estimated total revenues will be comprised of the following mix:

Music	26%
Books	23%
Rental video	20%
Sale video	17%
Video games	7%
Other	5%
Software	2%
Total revenues	100%

•	For the 10 months ended November 30, 2003, used and budget products accounted for approximately 9% of total revenues.

•	For the calendar year 2003, video game revenues increased approximately 48.4% over calendar year 2002.

•	For the 12 months ended October 31, 2003, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled approximately $46.5 million.

•	For the 12 months ended October 31, 2003, EBITDA per share, based on weighted average shares outstanding as of that date of 11,317,000, totaled approximately $4.11 per share.

•	Fiscal year 2003 estimated price to earnings ratio will be approximately 7.9 to 1.

Part II. Regulation G Reconciliation

It is important to note that EBITDA is a supplemental non-GAAP measure. EBITDA is defined as “net income before interest, taxes, depreciation and amortization” and is a widely used indicator of a company’s ability to service debt. EBITDA is not intended to represent or to be considered as an alternative to operating income or cash flows from operations.

The following table reconciles EBITDA to unaudited net income as defined under generally accepted accounting principles for the 12 months ended October 31, 2003 (in thousands):

Net income (unaudited)	$4,881
Interest expense	2,070
Income tax expense (benefit)	—
Depreciation and amortization expense	39,564

EBITDA	$46,515

Part III. Website Access and Safe Harbor Statement

The complete presentation, in Microsoft PowerPoint format, referred to above can be accessed via the Internet at www.gohastings.com in the Investor Relations section under the heading “Electronic Literature”.

Safe Harbor Statement

Certain statements set forth above or made by Hastings or with the approval of an authorized executive officer of the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “expect,” “intend,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, particularly with respect to our estimated fiscal year 2003 total revenues, estimated fiscal year 2003 pre-tax profits, estimated fiscal year 2003 multimedia revenue mix, estimated calendar year 2003 video game revenue increases, estimated fiscal year 2003 price to earnings ratio, and our position in the retailing community within the scope of our product offerings are forward-looking statements. Such statements are based upon Company management’s current estimates, assumptions and expectations, which are based on information available at the time of this disclosure, and are subject to a number of factors and uncertainties, including, but not limited to, our inability to attain such estimates, assumptions and expectations, a downturn in market conditions in any industry and the effects of or changes in economic conditions in the U.S. or the markets in which we operate. We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2004	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ DAN CROW
Dan Crow Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)